Exhibit 10.88

Confidential Separation Agreement and General Release

This Confidential Separation Agreement and General Release (the “Agreement”) is entered into by and between The Maven, Inc. (the “Employer”) on behalf of itself, its subsidiaries, and other corporate affiliates and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Employer Group”), and Martin Heimbigner (the “Employee”), (the Employer and the Employee are collectively referred to as the “Parties”) as of September 6, 2019 (the “Execution Date”).

1. Separation Date and Final Wages. The Employee’s last day of employment with the Employer was September 6, 2019 (the “Separation Date”). Whether or not the Employee signs this Agreement: (a) the Employer shall pay the Employee’s salary through the Separation Date (minus withholdings and other applicable deductions required by law); (b) the Employee’s health benefits shall continue through September 30, 2019; and (c) the Employer shall pay the Employee 102.05 hours of accrued but unused PTO in the amount of $10,794.26 (minus withholdings and other applicable deductions required by law). The payments referenced in Sections 1(a) and 1(c) shall be made on or before the first regular payroll date following the Separation Date.

2. Return of Property. The Employee warrants and represents that he has returned all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer Group property in the Employee’s possession.

3. Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee: (a) has not filed any claims, complaints, or actions of any kind against the Employer Group with any court of law, or local, state, or federal government or agency; (b) has been properly paid for all hours worked for the Employer Group; (c) has received all commissions, bonuses, and other compensation due to the Employee; and (d) has not engaged in and is not aware of any unlawful conduct relating to the business of the Employer Group.

4. Severance Payment. In consideration for signing and not revoking this Agreement and for complying with its terms, the Employer shall pay the Employee $18,333.33 (minus withholdings and other applicable deductions required by law) (“Severance Payment”), which is the equivalent of one (1) month of the Employee’s base salary as of the Separation Date. The Severance Payment shall be payable in a lump sum within 14 after the Effective Date (defined below). The Employee agrees that the Severance Payment exceeds what the Employee is otherwise entitled to receive on separation from employment, and that it is being paid solely as consideration for executing this Agreement.

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5. Release.

a. Employee’s General Release and Waiver of Claims. In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including each member of the Employer Group’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective officers, directors, employees and shareholders, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, from the beginning of time through the Execution Date (collectively, “Claims”), including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had, or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer Group and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

(i) any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act (with respect to existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Industrial Welfare Act, Occupational Safety and Health Act (OSHA), the California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act, the Washington State Minimum Wage Act, the Washington State Family Leave Act, the Washington State Family Care Act, the Washington State Law Against Discrimination, and the Washington State Industrial Welfare Act all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

(iii) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

(iv) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; and (B) any other claim that cannot be waived by law.

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b. Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the Execution Date arising under the Age Discrimination in Employment Act (ADEA).

c. Waiver of Unknown Claims. The Employee has read and understands the provisions of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Employee understands that Section 1542 gives the Employee the right not to release existing claims of which the Employee is presently unaware, unless the Employee voluntarily chooses to waive this right. The Employee nevertheless hereby voluntarily waives the rights described in Section 1542, and elects to assume all risks for claims that now exist in the Employee’s favor, known or unknown, relating to the subject of this Agreement.

6. Knowing and Voluntary Acknowledgment.

a. The Employee specifically agrees and acknowledges that: (a) the Employee has read this Agreement in its entirety and understands all of its terms; (b) by this Agreement, the Employee has been advised of the right to consult with an attorney before executing this Agreement and has consulted with such counsel as the Employee deemed necessary; (c) the Employee knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it; (d) the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled; (e) the Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement; and (f) the Employee understands that the waiver and release in this Agreement is being requested in connection with the Employee’s termination of employment from the Employer Group.

b. The Employee further acknowledges that the Employee is waiving and releasing claims under the ADEA, as amended, and has twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the 21-day period.

c. The Employee further acknowledges that the Employee shall have an additional seven (7) days from signing this Agreement to revoke consent to Employee’s release of claims under the ADEA by delivering notice of revocation to Office of the General Counsel the Employer Group, 1500 Fourth Avenue, Suite 200, Seattle WA 98101 by overnight delivery before the end of the seven-day period. In the event of a revocation by the Employee, the Employer Group has the option of treating this Agreement as null and void in its entirety.

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d. This Agreement shall not become effective until the eighth (8th) day after the Employee and the Employer Group execute this Agreement (“Effective Date”). No payments due to the Employee under this Agreement shall be made or begin before the Effective Date. If the Employee revokes the Agreement, no payments shall be made.

7. Confidentiality; Restrictive Covenants; Nondisparagement; Cooperation.

a. The Employee shall not disclose any of the negotiations of, terms of, or amount paid under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse or domestic partner, attorney, tax advisors, or as may be required by law.

b. The Employee shall remain subject to and shall comply with the terms of the Employee Confidentiality and Proprietary Rights Agreement (“Confidentiality Agreement”) between the Employee and the Employer, a copy of which is attached to this Agreement.

c. To the extent enforceable under applicable law, the Employee shall remain subject to and shall comply with the terms of Section 1.4 of the Executive Employment Agreement. A copy of the Executive Employment Agreement is attached to this Agreement.

d. The Employee shall not make any statements, orally or in writing, regardless of whether such statements are truthful, nor take any actions, which: (i) in any way could disparage any of the Released Parties, or which foreseeably could harm the good name, reputation and/or goodwill of any of the Released Parties; or (ii) in any way, directly or indirectly, could knowingly cause or encourage or condone the making of such statements or the taking of such actions by anyone.

e. The Employee shall fully cooperate with and assist the Employer Group or any other Released Party in connection with any litigation, dispute or proceeding in which the Employer Group or any other Released Party is involved which may require the Employee’s cooperation and assistance. Such cooperation shall be provided at a time and in a manner which is mutually agreeable to the Employee and the Employer Group, and shall include providing information, documents, etc., submitting to depositions, providing testimony and assisting the Employer Group or any other Released Party generally in defending its position with reference to any matter. The Employer Group shall: (i) seek to minimize interruptions to the Employee’s schedule to the extent consistent with the Employer Group’s interests in the matter; and (ii) reimburse the Employee in accordance with its expense reimbursement policy for any reasonable out-of-pocket expense the Employee incurs in fulfilling the Employee’s obligations under this Agreement. The Employee shall promptly notify the Employer Group or the applicable Released Party if the Employee is contacted by lawyers or third parties regarding employment-related litigation or other Claims against the Employer Group or any other Released Party.

f. This Section does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

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8. Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief.

If the Employee fails to comply with any of the terms of this Agreement or post-termination obligations contained in it, or if the Employee revokes the ADEA release as set forth in Sections 5 and 6 within the seven-day revocation period, the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to the Employee under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

9. Successors and Assigns. The Employer Group may freely assign this Agreement. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns. The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

10. Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of Washington without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in a court of competent jurisdiction in the state of Washington. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in these venues.

11. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employer Group and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.

12. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by an officer of the Employer (excluding e-mail). The waiver by either Party of the breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other party, nor shall the delay by either Party in exercising any right under this Agreement operate as a waiver to preclude any other or further exercise of any such right, power, or privilege.

13. Severability. The invalidity or unenforceability of any provision contained herein shall in no way affect the validity or enforceability of any other provision of this Agreement; provided, however, that upon any finding by a court of competent jurisdiction that the releases in Section 5 of this Agreement are illegal, void or unenforceable, the Employee shall execute a release and waiver to the fullest extent permitted by law in order to effectuate the terms and intent of this Agreement.

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14. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

15. Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

16. Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE MAVEN COALITION, INC. AND ITS AFFILIATES FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

MARTIN HEIMBIGNER

By:	/s/ Martin Heimbigner	Date:	9/12/2019
Martin Heimbigner

THE MAVEN, INC.

By:	/s/ Paul Edmondson	Date:	9/12/2019
Name:	Paul Edmondson
Title:	COO

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